Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-160166 on Form N-14 of our report dated September 26, 2008, relating to the financial statements and financial highlights of BlackRock California Municipal Income Trust and BlackRock California Investment Quality Municipal Trust, Inc. (the “Trusts”) appearing in the Annual Report on Form N-CSR of the Trusts for the period ended July 31, 2008 and of our report dated October 27, 2008, relating to the financial statements and financial highlights of BlackRock California Insured Municipal Income Trust, BlackRock California Municipal Bond Trust and BlackRock California Municipal Income Trust II (the “Funds”) appearing in the Annual Report on Form N-CSR of the Funds for the year ended August 31, 2008. We also consent to the references to us under the headings “Other Service Providers” and “Financial Highlights” in the Joint Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 3, 2009